UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Synacor, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	16-1542712

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)
40 La Riviere Drive, Suite 300 Buffalo, NY (Address of Principal Executive Offices)	14202 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-145077

              (If Applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

Item 1. Description of Registrant’s Securities to be Registered.

See the “Description of Capital Stock” section included in the Registration Statement on Form S-1 (File No. 333-145077) of Synacor, Inc. (the “Registrant”), initially filed with the Securities and Exchange Commission on August 2, 2007 (the “S-1 Registration Statement”), any amendments to such registration statement filed subsequently thereto, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such registration statement, each of which is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 19, 2007	SYNACOR, INC.

By: /s/ Ron Frankel Name: Ron Frankel Title: Chief Executive Officer